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                                                             Exhibit 99.B (j)(1)


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


The Board of Trustees
ING Investors Trust:

We consent to the reference to our firm under the heading "Independent Registered Public Accounting Firm" in the Statement of Additional Information.

                                   /s/KPMG LLP


Boston, Massachusetts
December 30, 2005